                                                                    Exhibit 12.1

         Statement of Computation of Ratio of Earnings to Fixed Charges

         The following table presents the computation of the Ratio of Earnings to Fixed Charges for Republic Engineered Products Holdings LLC (the "Company") on a pro forma basis for the nine months ended September 30, 2002 and the year ended December 31, 2001 and for the period from August 16, 2002 to September 30, 2002; Republic Technologies International Holdings, LLC on a consolidated basis (the "Predecessor - Consolidated") for the period from January 1, 2002 to August 15, 2002, the nine-month period ended September 30, 2001, the years ended December 31, 2001 and 2000 and the period from August 13, 1999 to December 31, 1999; and the predecessors of Republic Technologies International Holdings, LLC on a combined basis (the "Predecessor - Combined") for the period from January 1, 1999 to August 12, 1999 and the years ended December 31, 1998 and 1997. For purposes of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as the sum of interest on all indebtedness, including amortization of debt issuance costs and one-third of annual rental expense.

                              Pro Forma              Company                               Predecessor - Consolidated
                       --------------------------  ------------   ------------------------------------------------------------------
                                                     Period        Period                                               Period from
                                                       from          from       Nine-Month                              ------------
                       Nine-Month                   August 16,    January 1,      Period                                 August 13,
                      Period Ended   Year Ended      2002 to       2002 to       Ended             Years Ended            1999 to
                       September    December 31,    September    August 15,    September          December 31,         December 31,
                       30, 2002         2001        30, 2002        2002        30, 2001        2001         2000          1999
                       ----------     ----------     ---------    ---------     ----------   ----------   -----------   -----------
Pretax income
   (loss)              $ (10,963)     $ (68,366)     $ (6,066)    $(59,858)     $(152,307)   $(182,080)   $ (269,935)   $ (182,590)
                       ----------     ----------     ---------    ---------     ----------   ----------   -----------   -----------

Interest expense          17,995         25,531         2,885       15,111         43,293       50,007       110,777        40,300

Amortization of
   debt issuance
   costs                       -              -             -        2,610          4,693        6,045         6,718         5,017

Portion of rental
   expense
   representing
   interest                1,917          1,633           253        1,664          1,225        1,633         3,400           898
                       ---------      ---------      --------     --------      ---------    ---------    ----------    ----------

Total fixed
   charges
   (Denominator)          19,912         27,164         3,138       19,385         49,211       57,685       120,895        46,215
                       ---------      ---------      --------     --------      ---------    ---------    ----------    ----------

Pretax income
   plus fixed
   charges
   (Numerator)         $   8,949      $ (41,202)     $ (2,928)    $(40,473)     $(103,096)   $(124,395)   $ (149,040)   $ (136,375)
                       =========      ==========     =========    =========     ==========   ==========   ===========   ===========
Ratio: 1                      -               -             -            -              -            -             -             -
                       ========       =========      ========     ========      =========    =========    ==========    ==========
Deficiency             $  10,963      $  68,366      $  6,066     $ 59,858      $ 152,307    $ 182,080    $  269,935    $  182,590
                       =========      =========      ========   ==========      =========    =========    ==========    ==========



                             Predecessor - Combined
                      ------------------------------------
                      Period from
                      January 1,
                        1999 to          Years Ended
                      August 12,        December 31,
                         1999          1998         1997
                       ----------   ----------   ----------

Pretax income
   (loss)              $(114,493)   $(113,555)   $ (44,618)
                       ----------   ----------   ----------

Interest expense          36,612       39,010       19,932

Amortization of
   debt issuance
   costs                   7,233        4,212        3,374

Portion of rental
   expense
   representing
   interest                  421          800          267
                       ---------    ---------    ---------
Total fixed
   charges
   (Denominator)          44,266       44,022       23,573
                       ---------    ---------    ---------
Pretax income
   plus fixed
   charges
   (Numerator)         $(70,227)    $ (69,533)   $ (21,045)
                       =========    ==========   ==========
Ratio: 1                       -            -            -
                       =========    =========    =========
Deficiency             $114,493     $ 113,555    $  44,618
                       ========     =========    =========